UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2016

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 – 510 West Hastings Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6B 1L8

(Zip Code)

Registrant’s telephone number, including area code:  (604) 687-7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 1.01

Entry into a Material Definitive Agreement

On May 26, 2016 (the “Effective Date”), Rise Resources Inc. (the “Company”) entered into a property purchase agreement (the “Purchase Agreement”) with Klondike Gold Corp., a British Columbia company with its common shares listed for trading on the TSX Venture Exchange under the symbol “KG” (“Klondike”), pursuant to which Klondike agreed to transfer 100% of its right, title and interest in and to certain mineral claims located in British Columbia, Canada (collectively, the “Properties”) to the Company, subject to certain royalty payment obligations described below.

The Company is required to pay the purchase price for the Properties in two installments. The first installment is due within 60 days of the Effective Date (the “First Closing”) and consists of CAD$50,000 in cash, 1,500,000 shares of the Company’s common stock, and 1,500,000 share purchase warrants, each of which is exercisable for a period of 24 months into one share of the Company’s common stock at a price that is a 20% premium to the 10-day volume weighted average trading price of the stock on the Canadian Securities Exchange immediately prior to the date of issuance (each, a “Warrant”).

The second installment is due on the first anniversary of the First Closing and consists of CAD$150,000 in cash, 2,000,000 shares of the Company’s common stock and 1,000,000 Warrants. Klondike will have the option to receive a portion of the second installment shares and Warrants in the form of cash equivalents.

Pursuant to the Purchase Agreement, Klondike will retain a royalty equal to 2% of net smelter returns on production from the Properties (the “Klondike Royalty”); however, at any time after the First Closing, the Company will have the right to purchase 50% of the Klondike Royalty in exchange for a one-time payment of CAD$1,000,000. Certain mining claims the form part of the Properties are also be subject to various underlying royalties described in the Purchase Agreement (collectively, the “Underlying Royalties”).

Upon the First Closing, Klondike will grant, assign, convey and transfer the Properties to the Company, subject to the Klondike Royalty and the Underlying Royalties, and the Company will assume all the ongoing responsibilities and obligations of Klondike, including:

•

keeping the Properties in good standing free and clear of all liens, charges and encumbrances, with the exception of the Klondike Royalty and the Underlying Royalties;

•

paying all taxes, assessment, rentals, levies or other payments relating to the Properties to any federal, provincial, or municipal government instrumentality; and

•

operating the Properties substantially in accordance with all applicable environmental laws.

Item 9.01

Financial Statements and Exhibits

Number

Exhibit Description

10.1

Property Purchase Agreement with Klondike Gold Corp. dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2016

RISE RESOURCES INC.

/s/ Fred Tejada
Fred Tejada
President, Chief Executive Officer, Secretary, Director